Exhibit 8.2

Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018

May 4, 2022

Imperial Petroleum Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Re: Securities Registered under Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. tax counsel to you in connection with your filing of a Registration Statement on Form F-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public offering and sale by Imperial Petroleum Inc., a Marshall Islands corporation (the “Company”), of 85,225,000 units (the “Units”) of the Company, each Unit consisting of (i) one share of common stock, par value $0.01 per share (the “Common Stock”) of the Company, or one pre-funded warrant to purchase one share of Common Stock at an exercise price equal to $0.01 per share (collectively, the “Unit Pre-Funded Warrants”), and (ii) one Class C warrant to purchase one share of Common Stock (collectively, the “Unit Class C Warrants”), and up to 12,783,750 additional shares of Common Stock and/or pre-funded warrants (together with the Unit Pre-Funded Warrants, the “Pre-Funded Warrants”) and/or up to 12,783,750 additional Class C Warrants (the “Additional Class C Warrants”) which may be sold pursuant to an option granted to the underwriters by the Company to purchase additional securities, as well as the Company’s issuance of 2,450,218 Underwriter’s Warrants, each to purchase one share of Common Stock (the “Underwriter’s Warrants” and together with the Unit Class C Warrants, the Additional Class C Warrants, and the Pre-Funded Warrants, the “Warrants”). The Units and Warrants (together, the “Securities”) are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters.

This opinion letter relates to the accuracy of certain matters discussed in the Registration Statement under the heading “Material United States Federal Income Tax Considerations.”

In rendering the following opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service (the “IRS”), or if challenged, by a court.

Imperial Petroleum Inc.

May 4, 2022

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the statements set forth under the heading “Tax Considerations—United States Federal Income Tax Considerations” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the IRS or a court. The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof (including the practices and policies of the IRS in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as in effect as of the date of this opinion letter or, to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period. Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described herein and render the tax discussion in the Registration Statement incorrect or incomplete.

We hereby consent to the inclusion of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP